Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter 2014

Non-covered loans increased $11.9 million for the quarter; up $43.2 million or 7.2% since year-end

Net income available to common shareholders increased 17.9% for the third quarter; up 29.4% for the nine-month period

Conference Call on Thursday, October 30, 2014, at 10:00 a.m. Eastern Time

Richmond, VA, October 30, 2014 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the third quarter and first nine months of 2014.

operating Highlights

•	Non-covered loans grew $11.9 million during the third quarter, and total non-covered loan growth during the first nine months of 2014 has equaled $43.2 million, or 7.2%.

•	Asset quality remained sound with no provision for loan losses. The ratio of the allowance for loan losses to total non-covered loans was 1.55% at September 30, 2014. In addition, the ratio of the valuation reserve to non-accrual loans increased to 102.98% at September 30, 2014.

•	Non-accrual loans declined $1.7 million, or 15.2%, during the third quarter. Nonaccrual loans have declined $2.6 million, or 21.7%, since year end 2013.

Financial HIGHLIGHTS

•	Net income available to common shareholders increased 29.4% to $5.0 million for the first nine months of 2014, as compared with $3.9 million for the first nine months of 2013.

•	Net income available to common shareholders was $1.8 million for the third quarter, increasing 17.9% from the second quarter of this year.

•	Fully diluted earnings per common share were $0.23 for the nine months ended September 30, 2014 compared with $0.18 for the same period in 2013.

•	Fully diluted earnings per common share were $0.08 for the third quarter of 2014 compared with $0.07 for the third quarter of 2013.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “As our results show, we consistently continue to improve our financial performance. We are especially pleased with the more than 20% reduction in our nonaccrual loans over the past year. In addition, we have also experienced strong growth in our non-covered loan portfolio. Since September 30, 2013, we have increased these loans by $75.3 million, which includes, in addition to organic growth, $4.9 million in loans that moved from the FDIC covered loan portfolio earlier this year. Our loan pipeline remains strong for the rest of 2014 as we gain share from the central Virginia market up and into the Baltimore market.”

Smith added, “We are excited about the growth in our branch network in 2014 and into 2015. Our new branches in Annapolis, Maryland and Richmond, Virginia have contributed to a meaningful increase in our noninterest bearing deposits. We continue to be active and strategic with our plans for new branch locations and relocations of existing ones.”

Smith concluded, “All of our operational results, coupled with the savings from moving to interest payments from dividend payments following the repayment of our TARP investment with a third-party loan, have resulted in significant increases in our net income available to common shareholders when comparing all periods. We continue to be bullish about where we are and what we can accomplish in the future.”

1

RESULTS OF OPERATIONS

Net income was $1.8 million for the third quarter of 2014, compared with $1.7 million in the second quarter of 2014 and $1.8 million in the third quarter of 2013. Net income available to common shareholders was $1.8 million in the third quarter of 2014 compared with $1.5 million in the second quarter of 2014 and $1.5 million in the third quarter of 2013. The improvement in net income during the third quarter of 2014 versus the second quarter of 2014 was due to increases in net interest and noninterest income of $124,000 and $196,000, respectively, which more than offset the $179,000 increase in noninterest expenses. Net income for the third quarter of 2014 versus the third quarter of 2013 reflected an increase of $31,000, or 1.7%.

Earnings per common share, basic and fully diluted, were $0.08 per share for the third quarter of 2014 compared with $0.07 per share for the second quarter of 2014 and $0.07 per share for the third quarter of 2013.

Net income was $5.3 million for the nine months ended September 30, 2014 compared with $4.7 million for the first nine months of 2013. The $544,000, or 11.5%, improvement year over year was primarily driven by an $828,000 reduction in noninterest expenses. Net income available to common shareholders was $5.0 million in the first nine months of 2014 compared with $3.9 million in the first nine months of 2013, an increase of 29.4%. Earnings per common share, basic and fully diluted, were $0.23 per share and $0.18 per share for the respective time frames.

Note: The income statement impact of the Company’s repayment of its outstanding TARP preferred stock investment in April 2014, in the amount of $10,680,000, through a term loan with a correspondent bank is reflected in the Company’s net income available to common shareholders. The dividends paid on the TARP investment up to the date of repayment were at a rate of 5% until February 2014 (and 9% thereafter) and were included in net income available to common shareholders, but not in net income. The interest on the term loan, which was 3.73% at September 30, 2014, is interest expense and is reflected in both net income and net income available to common shareholders.

The following table presents summary income statements for the three and nine months ended September 30, 2014 and September 30, 2013, respectively.

SUMMARY INCOME STATEMENT

(Dollars in thousands)	For the three months ended		For the nine months ended
	30-Sep-14	30-Sep-13	30-Sep-14	30-Sep-13
Interest income	$12,665	$13,171	$36,999	$37,828
Interest expense	1,783	1,749	5,050	5,434
Net interest income	10,882	11,422	31,949	32,394
Provision for loan losses	-	-	-	-
Net interest income after provision
for loan losses	10,882	11,422	31,949	32,394
Noninterest income	1,166	593	3,437	3,257
Noninterest expense	9,538	9,433	28,074	28,902
Net income before income taxes	2,510	2,582	7,312	6,749
Income tax expense	697	800	2,055	2,036
Net income	1,813	1,782	5,257	4,713
Dividends on preferred stock	-	208	247	650
Accretion of preferred stock discount	-	73	-	190
Net income available
to common shareholders	$1,813	$1,501	$5,010	$3,873

EPS Basic	$0.08	$0.07	$0.23	$0.18
EPS Diluted	$0.08	$0.07	$0.23	$0.18

2

Net Interest Income

Linked Quarter Basis

Net interest income was $10.9 million for the quarter ended September 30, 2014, compared with $10.8 million for the quarter ended June 30, 2014.  This represents an increase of $124,000, or 1.2%.  Interest income on a linked quarter basis increased $210,000, or 1.7%, to equal $12.7 million. While FDIC covered loan interest income declined $819,000, non-covered loan interest income increased $834,000, or 11.4%, during the third quarter. The decline in FDIC covered interest income was a direct result of lower cash payments on ADC loans, which had been previously written down to a zero carrying value. These cash payments totaled $706,000 in the second quarter of 2014 and $221,000 in the third quarter. Non-covered loan interest income growth was the direct result of higher average loan balances in the third quarter influenced by a full quarter’s effect of the significant loan growth noted in the second quarter and continued solid loan growth in the third quarter. Average non-covered loan balances increased $29.5 million, or 4.8%, on a linked quarter basis. Furthermore, the yield on the non-covered portfolio increased 24 basis points during the quarter. This increase was influenced by $286,000 in cash basis interest received on a non-accrual loan, as well as $110,000 less in premium amortization on the USDA portfolio in the third quarter versus the second quarter. Absent of these two changes, the adjusted yield would have been flat when compared to the prior quarter.

Interest expense increased $86,000, or 5.1%, on a linked quarter basis and was primarily driven by higher average balances on all interest bearing liabilities. The Company’s cost of interest bearing liabilities remained relatively flat at 0.75% versus 0.74% in the prior quarter. Despite the change in covered loan interest income noted above, the tax equivalent net interest margin declined only 7 basis points from 4.35% in the second quarter of 2014 to 4.28% in the third quarter of 2014. Likewise, the interest spread decreased from 4.29% to 4.22% on a linked quarter basis.

Year-Over-Year

Net interest income declined $540,000, or 4.7%, from the third quarter of 2013 to the third quarter of 2014. Interest income declined $506,000, or 3.8%, over this time period. The most significant decline was evidenced in the FDIC covered portfolio. Cash payments on loans related to pools that had previously been written down to a zero carrying value equaled $887,000 in the third quarter of 2013. Cash payments in the third quarter of 2014 were $221,000, representing a $666,000, or 75.1%, swing from the second quarter. Correspondingly, the yield on the covered loan portfolio fell from 18.11% for the third quarter of 2013 to 15.00% in the third quarter of 2014. While this loss in cash income was noteworthy and resulted in a decline in loan yields and the net interest margin, it was partially offset by the increase in non-covered loan income. Non-covered loan interest income increased $612,000, or 8.1%, when comparing the third quarter of 2014 with the third quarter of 2013. This increase was the direct result of robust loan growth noted during the second and third quarters of 2014.

Interest expense increased a modest $34,000, or 2.0%, when comparing the third quarter of 2014 and the third quarter of 2013. Interest expense on deposits declined $64,000, or 4.1%, while interest expense on other borrowings increased $97,000. The average balances on deposits declined $26.7 million year over year, which was primarily the result of the sale of four branches in Georgia. Meanwhile, the Company increased its level of FHLB borrowings to fund the sale. Over the same time frame, average FHLB advances increased $30.2 million, yet the expense associated with the borrowings declined $10,000. Lower advance rates more than offset the increased volume as the cost of these borrowings improved 49 basis points over this time frame. This increase is solely due to the interest related to the loan that the Company closed in the second quarter of 2014 for which the proceeds were used to pay off TARP. The interest on the loan equaled $107,000 for the third quarter of 2014, which approximates 56% of the expense of a TARP dividend, on an after tax basis.

The tax equivalent net interest margin declined 27 basis points from 4.55% in the third quarter of 2013 to 4.28% in the third quarter of 2014. Likewise, the interest spread decreased from 4.49% to 4.22% over the same time period.  The decline in the margin was precipitated by the reduction in cash basis covered income which drove overall loan yields down 60 basis points.

Nine Month Period

Net interest income declined $445,000, or 1.4%, from the nine months ended September 30, 2013 to the first nine months of 2014. An $829,000 decline in interest income more than offset a decline of $384,000 in interest expense over this time period. Interest and fees on non-covered loans were $22.5 million compared with $22.6 million for the first nine months of 2014 and 2013, respectively. Despite a $30.6 million increase in average non-covered loan balances, the yield earned on these balances declined 29 basis points to 4.88% at September 30, 2014. Interest and fees on FDIC covered loans declined $272,000 when comparing the nine months ended September 30, 2014 to the same period in 2013. Cash payments on loans related to pools that were written down to a zero carrying value equaled $1.3 million during the first nine months of 2014 compared to cash payments of $991,000 for the same period in 2013. Interest income on securities was $5.8 million for the first nine months of 2014 compared with $6.2 million for the same period in 2013, a decrease of $388,000. Average balances on securities were $17.6 million lower in the third quarter of 2014 compared with the third quarter of 2013 as loan growth was robust, and the tax equivalent yield on the portfolio remained relatively unchanged at 2.74%.

3

The net interest margin declined only 5 basis points to 4.30% for the nine months ended September 30, 2014 versus the same period ended September 30, 2013. Despite the decline, lower average interest bearing deposits coupled with a 5 basis point improvement in the Company’s overall cost of funds positively impacted the margin.

The following table compares the Company’s net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2014, September 30, 2013 and June 30, 2014 and for the nine months ended September 30, 2014 and September 30, 2013.

NET INTEREST MARGIN

(Dollars in thousands)	For the three months ended
	30-Sep-14	30-Sep-13	30-Jun-14
Average interest earning assets	$1,022,220	$1,004,053	$999,963
Interest income	$12,665	$13,171	$12,455
Interest income - tax-equivalent	$12,804	$13,261	$12,542
Yield on interest earning assets	4.97%	5.24%	5.03%
Average interest bearing liabilities	$938,127	$923,193	$924,910
Interest expense	$1,783	$1,749	$1,697
Cost of interest bearing liabilities	0.75%	0.75%	0.74%
Net interest income	$10,882	$11,422	$10,758
Net interest income - tax-equivalent	$11,021	$11,512	$10,845
Interest spread	4.22%	4.49%	4.29%
Net interest margin	4.28%	4.55%	4.35%

	For the nine months ended
	30-Sep-14	30-Sep-13
Average interest earning assets	$1,002,210	$1,003,813
Interest income	$36,999	$37,828
Interest income - tax-equivalent	$37,305	$38,079
Yield on interest earning assets	4.98%	5.07%
Average interest bearing liabilities	$922,681	$922,534
Interest expense	$5,050	$5,434
Cost of interest bearing liabilities	0.74%	0.79%
Net interest income	$31,949	$32,394
Net interest income - tax-equivalent	$32,255	$32,645
Interest spread	4.24%	4.28%
Net interest margin	4.30%	4.35%

4

Provision for Loan Losses

The Company did not have a provision for loan losses in 2013 or during the first nine months of 2014 with respect to either its non-covered loan portfolio or its FDIC covered loan portfolio.  For the non-covered loan portfolio, this was the direct result of continued improvement in loan quality. The Company’s level of nonperforming assets and nonaccrual loans continues to improve, as discussed below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.2 million for the third quarter of 2014 compared with $970,000 for the second quarter of 2014.  The $196,000 increase in noninterest income on a linked quarter basis is primarily the result of higher securities gains coupled with gains on the sale of USDA loans during the third quarter of 2014. Securities gains equaled $115,000 for the third quarter of 2014 increasing $91,000. Management actively monitors the investment portfolio and looks for opportunities that provide a better mix, enhance yield, and support overall balance sheet management. Gains on the sales of USDA loans totaled $78,000 during the third quarter, increasing $51,000 from the prior quarter. Other noninterest income increased by $31,000, or 18.8%, on a linked quarter basis, the result of $55,000 in insurance commission received during the quarter. Service charges on deposit accounts increased $23,000, or 4.1%.

Year-Over-Year

Noninterest income increased $573,000, or 96.6%, from the third quarter of 2013 to the third quarter of 2014. The primary reason for the increase in noninterest income during the third quarter of 2014 versus the prior year was the loss of $614,000 on the sale of a loan in the third quarter of 2013. Otherwise, service charge income declined $157,000, or 21.2%, over the same time frame to equal $584,000 for the third quarter of 2014. This decline was driven by the reduction of service charge income from the former Georgia branches. Securities gains in the third quarter of 2013 were $38,000 versus $115,000 for the third quarter of 2014, an increase of 202.6%. Other operating income declined slightly by $33,000, or 14.4%, from the quarter ended September 30, 2013 to September 30, 2014. The major reason for this decline was a one-time $60,000 insurance benefit received in the third quarter of 2013.

Nine Month Period

For the nine months ended September 30, 2014, noninterest income totaled $3.4 million, an $180,000, or 5.5%, increase from the first nine months of 2013. Gains on the sales of loans were the single largest impetus for the increase. Loan sale gains increased $767,000 from the first nine months of 2013 to the first nine months of 2014. As noted earlier, management has selectively sold USDA loans to mitigate accelerated premium amortization, due to early payoff of loans held above par value. The Company also incurred a $614,000 loss on the sale of a non-USDA loan in the third quarter of 2013. This change year over year, more than offset a $471,000 reduction in service charge income as well as a $195,000 reduction in other operating income. The loss of service fee income was due to the sale of the Georgia branches. The reduction in other income was evidenced in a decline in mortgage income coupled with the one-time insurance benefit in the third quarter of 2013.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $9.5 million for the three months ended September 30, 2014 and $9.4 million for the second quarter of 2014, an increase of $179,000, or 1.9%. OREO expenses were $392,000 for the third quarter and $100,000 for the second quarter of 2014. The increase was the direct result of a $444,000 write-down on one OREO property during the third quarter, which was partially offset by rental income and gains on other properties sold. Other operating expenses increased $103,000, or 6.8%, on a linked quarter basis. The largest components driving this were increases of $61,000 and $40,000 in advertising expenses and credit expenses, respectively, from the second quarter to the third quarter of 2014. The single largest reduction in noninterest expenses noted on a linked quarter basis was in data processing fees. Data processing fees declined $108,000, or 23.3%, to $355,000 during the third quarter of 2014.

Year-Over-Year

Noninterest expenses increased a modest $105,000, or 1.1%, when comparing the third quarter of 2013 to the same period in 2014. The two largest increases in noninterest expenses noted during this time frame were evidenced in OREO expenses and other operating expenses. OREO expenses equaled $392,000 for the third quarter of 2014, increasing $425,000 from the same quarter in the prior year. This was solely due to the aforementioned write-down in the third quarter of 2014. Other operating expenses increased $274,000, or 20.5%, over the same time frame. Advertising expense and bank franchise tax increased $103,000 and $71,000, respectively. These expenses collectively resulted in the majority of the increase in other operating expenses and were partially mitigated by improvement in FDIC indemnification asset amortization, data processing fees, and intangible amortization. The Company benefitted from a $277,000, or 16.1%, decline in the indemnification asset amortization from the third quarter of 2013 to the third quarter of 2014. Data processing fees declined $130,000, or 26.8%, and intangible amortization improved $88,000, or 15.6%, over this time frame. The latter two savings were influenced heavily by the sale of the Georgia branches in the last quarter of 2013.

5

Nine Month Period

Noninterest expenses declined $828,000, or 2.9%, when comparing the first nine months of 2013 and 2014. The majority of the decline was evidenced in four categories: OREO expenses, data processing fees, amortization of intangibles, and FDIC indemnification asset amortization. OREO expenses declined $431,000, or 35.7%, during the first nine months of 2014 when compared to the same period in 2013 despite the large write-down in the third quarter of this year. Data processing fees were $261,000 lower in the first nine months of 2014 compared with the same period in 2013, and intangible amortization was $265,000, or 15.6%, lower over the same time frame. These expense reductions were due in part to the sale of the Georgia branches. Lastly, the Company benefitted from a decrease of $394,000, or 8.2%, in indemnification asset amortization for the first nine months of 2014 versus the first nine months of 2013. Other operating expenses offset these expense improvements and were $4.4 million for the first nine months of 2014 compared with $3.8 million for the same period in 2013.

Income Taxes

Income tax expense was $697,000 for the three months ended September 30, 2014, compared with income tax expense of $649,000 and $800,000 for the second quarter of 2014 and third quarter of 2013, respectively. Income tax expense was $2.1 million and $2.0 million for the first nine months of 2014 and 2013, respectively.

FINANCIAL CONDITION

During the first nine months of 2014, total assets increased $39.3 million, or 3.6%, to $1.129 billion at September 30, 2014. Total assets increased $13.8 million, or 1.2%, over the past year from $1.115 billion at September 30, 2013. Total loans were $708.6 million at September 30, 2014, increasing $39.1 million since December 31, 2013.  Total loans grew $62.3 million, or 9.6%, since September 30, 2013. Total non-covered loans were $644.2 million at September 30, 2014 and $596.2 million at December 31, 2013, increasing $48.1 million, or 8.1%. Total non-covered loans increased $75.3 million, or 13.2%, since September 30, 2013.

The September 30, 2014 total includes $4.9 million of loans formerly categorized under the FDIC loss share arrangement, which are now categorized as non-covered loans (the “PCI loans”). While these loans no longer have FDIC loss guaranties, they are subject to SOP 03-3 accounting rules; thus, they will not receive consideration under the allowance for loan losses under the normal non-covered portfolio. Excluding the $4.9 million mentioned above, non-covered loans would have increased $43.2 million, or 7.2%, and $70.3 million, or 12.4%, since December 31, 2013 and September 30, 2013, respectively.

The majority of the loan growth as evidenced by the chart below has been in the commercial real estate and residential real estate categories. Commercial real estate loans grew $35.0 million, or 14.2%, while residential real estate loans grew $18.2 million, or 12.6%, since year end.

6

The following table shows the composition of the Company’s non-covered loan portfolio at September 30, 2014, December 31, 2013, and September 30, 2013.

NON-COVERED LOANS

(Dollars in thousands)	30-Sep-14		31-Dec-13		30-Sep-13

	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans
Mortgage loans on real estate:
Residential 1-4 family	$162,572	25.23%	$144,382	24.21%	$140,137	24.63%
Commercial	282,281	43.80%	247,284	41.47%	233,699	41.07%
Construction and land development	53,529	8.31%	55,278	9.27%	53,117	9.33%
Second mortgages	6,576	1.02%	6,854	1.15%	6,577	1.16%
Multifamily	34,108	5.29%	35,774	6.00%	34,640	6.09%
Agriculture	7,500	1.16%	9,565	1.60%	8,369	1.47%
Total real estate loans	546,566	84.81%	499,137	83.70%	476,539	83.75%
Commercial loans	90,707	14.08%	90,142	15.12%	85,440	15.01%
Consumer installment loans	5,667	0.88%	5,623	0.94%	5,563	0.98%
All other loans	1,489	0.23%	1,435	0.24%	1,480	0.26%
Gross loans	644,429	100.00%	596,337	100.00%	569,022	100.00%
Allowance for loan losses	(9,862)		(10,444)		(10,653)
Net unearned income/unamortized premium on loans	(188)		(164)		(62)
Non-covered loans, net of unearned income	$634,379		$585,729		$558,307

The Company’s securities portfolio, excluding equity securities, increased $10.3 million, or 3.5%, from $294.3 million at December 31, 2013 to $304.7 million at September 30, 2014. Realized gains of $494,000 occurred during the first nine months of 2014 through sales and call activity. During the third quarter of 2014, management purchased longer term, high quality tax-exempt municipal securities, which resulted in the growth noted above.

The Company had cash and cash equivalents of $18.5 million and $23.8 million at September 30, 2014 and December 31, 2013, respectively. Cash and cash equivalents were $30.1 million at September 30, 2013. Federal funds purchased at September 30, 2014 aggregated $3.3 million compared with $0 at December 31, 2013 and there were no securities sold under agreements to repurchase (repos) at September 30, 2014, versus $6.0 million in repos at December 31, 2013.

7

The following table shows the composition of the Company’s securities portfolio, excluding equity securities, at September 30, 2014, December 31, 2013 and September 30, 2013.

SECURITIES PORTFOLIO

(Dollars in thousands)	30-Sep-14		31-Dec-13		30-Sep-13
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$82,019	$80,931	$99,789	$98,987	$100,518	$99,829
U.S. Government sponsored agencies	-	-	487	486	487	489
State, county and municipal	135,469	136,928	138,884	134,096	137,396	134,144
Corporate and other bonds	12,011	11,942	6,369	6,349	7,398	7,408
Mortgage backed securities - U.S. Government agencies	2,507	2,402	3,608	3,439	7,777	7,693
Mortgage backed securities - U.S. Government sponsored agencies	26,113	26,008	22,631	22,420	21,156	21,074

Total securities available for sale	$258,119	$258,211	$271,768	$265,777	$274,732	$270,637

	30-Sep-14		31-Dec-13		30-Sep-13
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
State, county and municipal	$32,040	$32,855	$9,385	$10,103	$11,455	$12,219
Mortgage backed securities - U.S. Government agencies	5,186	5,478	6,604	7,002	7,244	7,644
Mortgage backed securities - U.S. Government agencies	9,250	9,729	12,574	13,200	14,211	14,899

Total securities held to maturity	$46,476	$48,062	$28,563	$30,305	$32,910	$34,762

Interest bearing deposits at September 30, 2014 were $840.2 million, an increase of $18.0 million from December 31, 2013. NOW, MMDA and Savings account balances increased $2.7 million, $3.5 million, and $2.5 million, respectively, since December 31, 2013. Time deposit account balances increased $9.2 million, or 1.7%, during the first nine months of 2014. Brokered time deposits declined $18.6 million, or 17.7%, since year end as management allowed brokered time deposits to mature as needed. Brokered funding was used, in part, to fund the sale of the Georgia branches, and the corresponding generation of retail deposits was precipitated by several promotions management ran during the first nine months 2014. This was a strategic initiative to retain core retail funding while not increasing interest expense substantively.

FHLB advances were $81.6 million at September 30, 2014, compared with $77.1 million at December 31, 2013. The Company increased the level of FHLB advances due to the low cost nature of this funding source and to assist with funding the sale of the Georgia franchise in the fourth quarter of 2013. Long term debt totaled $9.7 million at September 30, 2014. This borrowing, initially in the amount of $10.7 million, was obtained in April 2014, and the proceeds were used to redeem the Company’s remaining outstanding TARP preferred stock. The Company made a $1.0 million principal payment during the third quarter.

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The following table compares the mix of interest bearing deposits for September 30, 2014, December 31, 2013 and September 30, 2013.

INTEREST BEARING DEPOSITS

(Dollars in thousands)

	30-Sep-14	31-Dec-13	30-Sep-13
NOW	$104,788	$102,111	$93,026
MMDA	97,718	94,170	92,814
Savings	77,664	75,159	73,996
Time deposits less than $100,000	240,045	235,482	222,657
Time deposits $100,000 and over	319,971	315,287	213,011
Total interest bearing deposits	$840,186	$822,209	$695,504

Shareholders’ equity was $104.5 million at September 30, 2014 and $106.7 million at December 31, 2013. While $11.5 million in equity was redeemed in connection with the repurchase of the TARP preferred stock and the associated warrant, shareholders’ equity declined only $2.1 million, or 2.0%. The offset was solid earnings retention as well as a $4.0 million improvement in other comprehensive income related to the unrealized gains and losses in the investment portfolio.

Asset Quality – non-covered assets

Nonaccrual loans were $9.5 million at September 30, 2014, declining $2.6 million from December 31, 2013 and $3.6 million from September 30, 2013. The $2.6 reduction in nonaccrual loans since December 31, 2013 was the net result of $2.8 million in additions to nonaccrual loans and $5.4 million in reductions.  With respect to the reductions to nonaccrual loans, $1.2 million were returned to accruing status, $1.1 million were charged-off, $1.1 million were moved to OREO, and $2.0 million were the result of payments or payoffs to existing credits.

Total non-performing assets totaled $15.9 million at September 30, 2014, declining $2.4 million since December 31, 2013. The decline in non-performing assets was virtually all due to a reduction in nonaccrual loans as OREO balances increased slightly since year end 2013. There were net charge-offs of $392,000 in the third quarter of 2014 compared with $254,000 in the second quarter of 2014 and $870,000 in the third quarter of 2013.

The allowance for loan losses equaled 102.98% of non-covered nonaccrual loans at September 30, 2014 compared with 90.82% at June 30, 2014 and 81.67% at September 30, 2013. The ratio of the allowance for loan losses to total nonperforming assets was 62.03% at September 30, 2014 compared with 57.79% at June 30, 2014 and 49.45% at September 30, 2013.  The ratio of nonperforming assets to loans and other real estate owned continued to decline. The ratio was 2.46% at September 30, 2014 compared with 2.77% at June 30, 2014 and 3.73% at September 30, 2013.

9

The following table reconciles the activity in the Company’s non-covered allowance for loan losses excluding PCI loans, by quarter, for the past five quarters.

CREDIT QUALITY

(Dollars in thousands)	2014			2013
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$10,156	$10,410	$10,444	$10,653	$11,523
Provision for loan losses	-	-	-	-	-
Charge-offs	(603)	(446)	(152)	(263)	(1,018)
Recoveries	211	192	118	54	148
Net charge-offs	(392)	(254)	(34)	(209)	(870)
End of period	$9,764	$10,156	$10,410	$10,444	$10,653

The following table sets forth selected asset quality data, excluding FDIC covered assets and PCI loans, and ratios for the dates indicated:

ASSET QUALITY (NON-COVERED)

(Dollars in thousands)	2014			2013
	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep

Non-accruing loans	$9,481	$11,183	$12,645	$12,105	$13,044
Loans past due over 90 days and accruing interest	178	-	-	-	-
Total nonperforming non-covered loans	9,659	11,183	12,645	12,105	13,044
Other real estate owned non-covered	6,261	6,390	5,439	6,244	8,496
Total nonperforming non-covered assets	$15,920	$17,573	$18,084	$18,349	$21,540

Allowance for loan losses to loans	1.55%	1.62%	1.75%	1.75%	1.87%
Allowance for loan losses to nonperforming assets	62.03%	57.79%	57.56%	56.92%	49.45%
Allowance for loan losses to nonaccrual loans	102.98%	90.82%	82.33%	86.28%	81.67%

Nonperforming assets to loans and other real estate	2.46%	2.77%	3.02%	3.05%	3.73%
Net charge-offs for quarter to average loans, annualized	0.25%	0.17%	0.02%	0.14%	0.59%

A further breakout of nonaccrual loans, excluding PCI and covered loans, at September 30, 2014, December 31, 2013 and September 30, 2013 is below:

NON-COVERED NONACCRUAL LOANS

(Dollars in thousands)	30-Sep-14		31-Dec-13		30-Sep-13
	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans	Amount	% of Non- Covered Loans
Mortgage loans on real estate:
Residential 1-4 family	$3,748	0.58%	$4,229	0.71%	$4,492	0.79%
Commercial	624	0.10%	1,382	0.23%	1,530	0.27%
Construction and land development	4,950	0.77%	5,882	0.99%	6,500	1.14%
Second mortgages	61	0.01%	225	0.04%	135	0.02%
Agriculture	-	-	205	0.03%	208	0.04%
Total real estate loans	$9,383	1.46%	$11,923	2.00%	$12,865	2.26%
Commercial loans	8	0.00%	127	0.02%	127	0.02%
Consumer installment loans	90	0.01%	55	0.01%	52	0.01%
All other loans	-	-	-	-	-	-
Gross loans	$9,481	1.47%	$12,105	2.03%	$13,044	2.29%

10

Capital Requirements

The Company’s ratio of total risk-based capital was 14.7% at September 30, 2014 compared with 16.8% at December 31, 2013. The tier 1 risk-based capital ratio was 13.5% at September 30, 2014 and 15.6% at December 31, 2013. The Company’s tier 1 leverage ratio was 9.3% at September 30, 2014 and 9.5% at December 31, 2013.  All capital ratios exceed regulatory minimums to be considered well capitalized. The decline in the ratios is primarily from the repayment of the TARP.

Earnings Conference Call and Webcast

The Company will host a conference call for the financial community on Thursday, October 30, 2014, at 10:00 a.m. Eastern Time to discuss the third quarter and year-to-date 2014 financial results. The public is invited to listen to this conference call by dialing 877-870-4263 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 30, 2014, until 9:00 a.m. Eastern Time on November 7, 2014. The replay will be available by dialing 877-344-7529 and entering access code 10054157 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 20 full-service offices, 14 of which are in Virginia and six of which are in Maryland. The Bank also operates two loan production offices in Virginia. The Bank closed its branch office in Landover Hills, Maryland on October 24, 2014.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; assumptions and estimates that underlie the accounting for loan pools under the shared-loss agreements; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

11

Consolidated Balance Sheets

Unaudited Condensed

(Dollars in thousands)

	30-Sep-14	31-Dec-13	30-Sep-13

Assets
Cash and due from banks	$8,335	$10,857	$11,585
Interest bearing bank deposits	10,160	12,978	18,531
Total cash and cash equivalents	18,495	23,835	30,116

Securities available for sale, at fair value	258,211	265,777	270,637
Securities held to maturity	46,476	28,563	32,910
Equity securities, restricted, at cost	8,149	8,358	6,403
Total securities	312,836	302,698	309,950

Loans held for sale	239	100	25,396

Loans not covered by FDIC shared-loss agreements	644,241	596,173	568,960
Loans covered by FDIC shared-loss agreements	64,338	73,275	77,270
Allowance for loan losses (non-covered)	(9,862)	(10,444)	(10,653)
Allowance for loan losses (covered)	(386)	(484)	(484)
Net loans	698,331	658,520	635,093

Bank premises and equipment	26,255	27,872	28,078
Bank premises and equipment held for sale	3,237	-	5,177
Other real estate owned, non-covered	6,261	6,244	8,496
Other real estate owned, covered by FDIC	1,752	2,692	2,145
FDIC receivable	978	368	330
Bank owned life insurance	21,278	20,795	20,622
Core deposit intangibles, net	5,190	6,621	8,600
FDIC indemnification asset	20,315	25,409	27,115
Other assets	13,631	14,378	13,858
Total assets	$1,128,798	$1,089,532	$1,114,976

Liabilities
Deposits:
Noninterest bearing	81,526	70,132	72,795
Interest bearing	840,186	822,209	695,504
Total deposits	921,712	892,341	768,299
Deposits held for sale	-	-	192,199
Federal funds purchased and securities sold under agreements to repurchase	3,287	6,000	7,000
Federal Home Loan Bank advances	81,584	77,125	31,503
Long term debt	9,680	-	-
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	3,863	3,283	3,381
Total liabilities	$1,024,250	$982,873	$1,006,506

Shareholders' Equity
Preferred stock (5,000,000 shares authorized $0.01 par value; 0, 10,680 and 13,180 shares issued and outstanding, respectively)	-	10,680	13,180
Discount on preferred stock	-	-	(44)
Warrants on preferred stock	-	1,037	1,037
Common stock (200,000,000 shares authorized $0.01 par value; 21,782,826, 21,709,096, 21,701,131, shares issued and outstanding , respectively)	218	217	217
Additional paid in capital	145,238	144,656	144,595
Accumulated deficit	(40,812)	(45,822)	(46,736)
Accumulated other comprehensive loss	(96)	(4,109)	(3,779)
Total shareholders' equity	$104,548	$106,659	$108,470
Total liabilities and shareholders' equity	$1,128,798	$1,089,532	$1,114,976

12

Consolidated Statements of Operations

Unaudited Condensed

(Dollars in thousands)		Three months ended			Three months ended
	YTD 2014	30-Sep-14	30-Jun-14	YTD 2013	30-Sep-13
Interest and dividend income
Interest and fees on loans	$22,467	$8,125	$7,291	$22,646	$7,513
Interest and fees on FDIC covered loans	8,670	2,445	3,264	8,942	3,538
Interest on federal funds sold	-	-	-	3	-
Interest on deposits in other banks	46	11	22	33	11
Investments (taxable)	5,221	1,813	1,710	5,717	1,934
Investments (nontaxable)	595	271	168	487	175
Total interest income	36,999	12,665	12,455	37,828	13,171
Interest expense
Interest on deposits	4,365	1,504	1,453	4,869	1,568
Interest on short-term borrowings	4	2	1	4	1
Interest on other borrowed funds	681	277	243	561	180
Total interest expense	5,050	1,783	1,697	5,434	1,749

Net interest income	31,949	10,882	10,758	32,394	11,422

Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	31,949	10,882	10,758	32,394	11,422

Noninterest income
Service charges on deposit accounts	1,634	584	561	2,105	741
Gain on sale of securities, net	494	115	24	446	38
Gain/(loss) on sale of other loans, net	153	78	27	(614)	(614)
Income on bank owned life insurance	578	193	193	547	199
Other	578	196	165	773	229
Total noninterest income	3,437	1,166	970	3,257	593

Noninterest expense
Salaries and employee benefits	12,023	4,072	4,028	11,990	4,096
Occupancy expenses	1,966	631	687	2,070	690
Equipment expenses	734	255	260	790	276
Legal fees	67	10	29	75	24
Professional fees	328	86	135	241	52
FDIC assessment	611	210	194	615	225
Data processing fees	1,312	355	463	1,573	485
FDIC indemnification asset amortization	4,415	1,439	1,478	4,809	1,716
Amortization of intangibles	1,431	477	477	1,696	565
Other real estate expenses	775	392	100	1,206	(33)
Other operating expenses	4,412	1,611	1,508	3,837	1,337
Total noninterest expense	28,074	9,538	9,359	28,902	9,433

Net income before income taxes	7,312	2,510	2,369	6,749	2,582
Income tax expense	2,055	697	649	2,036	800
Net income	5,257	1,813	1,720	4,713	1,782
Dividends on preferred stock	247	-	182	650	208
Accretion of discount on preferred stock	-	-	-	190	73
Net income available to common
shareholders	$5,010	$1,813	$1,538	$3,873	$1,501

13

Income Statement Trend Analysis

Unaudited

(Dollars in thousands)	Three months ended
	30-Sep-14	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13
Interest and dividend income
Interest and fees on loans	$8,125	$7,291	$7,051	$7,050	$7,513
Interest and fees on FDIC covered loans	2,445	3,264	2,961	2,994	3,538
Interest on federal funds sold	-	-	-	-	-
Interest on deposits in other banks	11	22	13	25	11
Investments (taxable)	1,813	1,710	1,698	1,976	1,934
Investments (nontaxable)	271	168	156	172	175
Total interest income	12,665	12,455	11,879	12,217	13,171
Interest expense
Interest on deposits	1,504	1,453	1,408	1,501	1,568
Interest on short-term borrowings	2	1	1	-	1
Interest on other borrowed funds	277	243	161	143	180
Total interest expense	1,783	1,697	1,570	1,644	1,749

Net interest income	10,882	10,758	10,309	10,573	11,422

Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	10,882	10,758	10,309	10,573	11,422

Noninterest income
Service charges on deposit accounts	584	561	489	634	741
Gain on sale of securities, net	115	24	355	72	38
Gain/(loss) on sale of other loans, net	78	27	48	255	(614)
Income on bank owned life insurance	193	193	192	200	199
Other	196	165	217	306	229
Total noninterest income	1,166	970	1,301	1,467	593

Noninterest expense
Salaries and employee benefits	4,072	4,028	3,923	3,991	4,096
Occupancy expenses	631	687	648	647	690
Equipment expenses	255	260	219	248	276
Legal fees	10	29	28	20	24
Professional fees	86	135	107	49	52
FDIC assessment	210	194	207	228	225
Data processing fees	355	463	494	505	485
FDIC indemnification asset amortization	1,439	1,478	1,498	1,640	1,716
Amortization of intangibles	477	477	477	506	565
Other real estate expenses	392	100	283	828	(33)
Other operating expenses	1,611	1,508	1,293	1,724	1,337
Total noninterest expense	9,538	9,359	9,177	10,386	9,433

Net income before income taxes	2,510	2,369	2,433	1,654	2,582
Income tax expense	697	649	709	461	800
Net income	1,813	1,720	1,724	1,193	1,782
Dividends on preferred stock	-	182	65	235	208
Accretion of discount on preferred stock	-	-	-	44	73
Net income available to common shareholders	$1,813	$1,538	$1,659	$914	$1,501

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN

ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended September 30, 2014			Three months ended September 30, 2013
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans non-covered, including fees	$640,592	$8,125	5.03%	$592,172	$7,513	5.03%
FDIC covered loans, including fees	64,626	2,445	15.00%	77,497	3,538	18.11%
Total loans	705,218	10,570	5.95%	669,669	11,051	6.55%
Interest bearing bank balances	14,191	11	0.32%	17,416	11	0.27%
Federal funds sold	179	-	0.10%	1,391	-	0.10%
Securities (taxable)	266,321	1,813	2.72%	293,941	1,934	2.63%
Securities (tax exempt)(1)	36,311	410	4.53%	21,636	265	4.89%
Total earning assets	1,022,220	12,804	4.97%	1,004,053	13,261	5.24%
Allowance for loan losses	(10,670)			(11,932)
Non-earning assets	113,927			129,392
Total assets	$1,125,477			$1,121,513

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$207,080	$151	0.29%	$245,660	$194	0.31%
Savings	77,287	60	0.31%	85,836	75	0.35%
Time deposits	556,079	1,293	0.92%	535,699	1,299	0.96%
Total interest bearing deposits	840,446	1,504	0.71%	867,195	1,568	0.72%
Short-term borrowings	1,744	2	0.61%	654	1	0.68%
FHLB and other borrowings	85,550	170	0.79%	55,344	180	1.28%
Long- term debt	10,387	107	4.02%	-	-	-
Total interest bearing liabilities	938,127	1,783	0.75%	923,193	1,749	0.75%
Noninterest bearing deposits	79,434			84,428
Other liabilities	4,109			3,808
Total liabilities	1,021,670			1,011,429
Shareholders’ equity	103,807			110,084
Total liabilities and
Shareholders’ equity	$1,125,477			$1,121,513
Net interest earnings		$11,021			$11,512
Interest spread			4.22%			4.49%
Net interest margin			4.28%			4.55%

(1)  Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

15

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN

ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans non-covered, including fees	$615,921	$22,467	4.88%	$585,304	$22,646	5.17%
FDIC covered loans, including fees	68,010	8,670	17.04%	80,450	8,942	14.86%
Total loans	683,931	31,137	6.09%	665,754	31,588	6.34%
Interest bearing bank balances	19,757	46	0.31%	18,079	33	0.25%
Federal funds sold	520	-	0.10%	4,353	3	0.10%
Securities (taxable)	271,680	5,221	2.56%	295,689	5,717	2.58%
Securities (tax exempt)(1)	26,322	901	4.56%	19,938	738	4.93%
Total earning assets	1,002,210	37,305	4.98%	$1,003,813	$38,079	5.07%
Allowance for loan losses	(10,808)			(12,763)
Non-earning assets	115,194			130,516
Total assets	$1,106,596			$1,121,566

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$199,297	$441	0.30%	$244,573	$574	0.31%
Savings	76,654	192	0.34%	81,974	207	0.34%
Time deposits	556,915	3,732	0.90%	540,923	4,088	1.01%
Total interest bearing deposits	832,866	4,365	0.70%	867,470	4,869	0.75%
Short-term borrowings	986	4	0.57%	710	4	0.73%
FHLB and other borrowings	82,629	493	0.80%	54,354	561	1.38%
Long- term debt	6,200	188	4.00%	-	-	-
Total interest bearing liabilities	922,681	5,050	0.74%	922,534	5,434	0.79%
Noninterest bearing deposits	73,962			80,377
Other liabilities	4,186			3,954
Total liabilities	1,000,829			1,006,865
Shareholders’ equity	105,767			114,701
Total liabilities and
Shareholders’ equity	$1,106,596			$1,121,566
Net interest earnings		$32,255			$32,645
Interest spread			4.24%			4.28%
Net interest margin			4.30%			4.35%

(1) Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 34%.

16

Non-GAAP Financial Measures

The information below presents certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common tangible book value equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets, and common tangible book value per share is computed by dividing common tangible book value by the number of common shares outstanding. Common tangible assets equal total assets less preferred stock, goodwill and identifiable intangible assets.

Management believes that common tangible book value and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common tangible book value per share, the change in stock price to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provide meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies. The following table reconciles these non-GAAP measures from their respective GAAP basis measures.

Common Tangible Book Value	30-Sep-14	30-Jun-14	31-Dec-13	30-Sep-13

(Dollars in thousands)

Total shareholders’ equity	$104,548	$102,089	$106,659	$108,470
Preferred stock (net)	-	-	11,717	14,173
Core deposit intangible (net)	5,190	5,667	6,621	8,600
Common tangible book value	99,358	96,422	88,321	85,697
Shares outstanding	21,783	21,751	21,709	21,701
Common tangible book value per share	$4.56	$4.43	$4.07	$3.95

Stock Price	$4.37	$4.38	$3.76	$3.68

Price/common tangible book	95.8%	98.9%	92.4%	93.2%

Common tangible book/common tangible assets
Total assets	$1,128,798	$1,114,819	$1,089,532	$1,114,976
Preferred stock (net)	-	-	11,717	14,173
Core deposit intangible	5,190	5,667	6,621	8,600
Common tangible assets	1,123,608	1,109,152	1,071,194	1,092,203
Common tangible book	99,358	96,422	88,321	85,697
Common tangible equity to common tangible assets	8.84%	8.69%	8.25%	7.85%

17